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                                                                    EXHIBIT 23.4
[ERNST & YOUNG LOGO]


                                    Consent


We consent to the reference to our firm and to the summary of our opinion under the caption "Certain Tax Considerations Under the Laws of Switzerland" and to the inclusion of our opinion dated August 7, 2000 as an exhibit to the Registration Statement (Form F-3 No. 333-xxxxx) and related Prospectus of UBS AG for the registration of Noncumulative Trust Preferred Securities.


                               Ernst & Young AG


                 ALFRED PREISIG                DR. ERICH PETER
                 Partner Tax                   Senior Manager Tax

                 /s/ Alfred Preisig            /s/ Dr. Erich Peter
                 ------------------------      ----------------------------


Zurich, Switzerland
June 6, 2001